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                                                                   EXHIBIT 4.1

                       MERCURY INTERACTIVE CORPORATION

                           1989 STOCK OPTION PLAN

                       (as Amended through June 1998)

     1.   Purposes of the Plan.  The purposes of this Stock Option Plan are to
          --------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to such individuals of the Company and to promote the success of the Company's business.

          Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Administrator and as reflected in the terms of the written option agreement.

     2.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a) "Administrator" shall mean the Committee, if one has been
               -------------
appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b) "Board" shall mean the Board of Directors of the Company.
               -----

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

          (d) "Committee"  shall mean the Committee appointed by the Board of
               ---------
Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (e) "Common Stock" shall mean the Common Stock of the Company.
               ------------

          (f) "Company" shall mean Mercury Interactive Corporation, a Delaware
               -------
corporation.

          (g) "Consultant" shall mean any person who is engaged by the Company
               ----------
or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

          (h) "Continuous Status as an Employee or Consultant" means that the
               ----------------------------------------------
employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Administrator, including sick

                                      -1-
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leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety
(90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

          (i) "Employee" shall mean any person, including officers and
               --------
directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
               ------------
amended.

          (k) "Incentive Stock Option" shall mean any Option intended to qualify
               ----------------------
as an incentive stock option within the meaning of Section 422 of the Code.

          (l) "Nonstatutory Stock Option" shall mean an Option not intended to
               -------------------------
qualify as an Incentive Stock Option.

          (m) "Option" shall mean a stock option granted pursuant to the Plan.
               ------

          (n) "Optioned Stock" shall mean the Common Stock subject to an Option.
               --------------

          (o) "Optionee" shall mean an Employee or Consultant who receives an
               --------
Option.

          (p) "Parent" shall mean a "parent corporation", whether now or
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hereafter existing, as defined in Section 424(e) of the Code.

          (q) "Plan" shall mean this 1989 Stock Option Plan.
               ----

          (r) "Share" shall mean a share of the Common Stock, as adjusted in
               -----
accordance with Section 11 of the Plan.

          (s) "Subsidiary" shall mean a "subsidiary corporation", whether now or
               ----------
hereafter existing, as defined in Section 424(f) of the Code.


     3.   Stock Subject to the Plan.  Subject to the provisions to Section 11 of
          -------------------------
the Plan, the total number of shares reserved and available for issuance under the Plan is 6,108,669 Shares (such number includes the 4% increases in 1996, 1997 and 1998 as described below), increased on the first day of each new fiscal year of the Company from and including the 1996 fiscal year by a

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number of shares equal to 4% of the sum of the number of Shares outstanding as of the last business day preceding each such first day of each new fiscal year plus the number of shares subject to outstanding and unexercised options. However, notwithstanding the preceding sentence, the maximum number of Shares reserved and available for issuance pursuant to Incentive Stock Options is 3,544,271 Shares.

     Subject to Section 11 of the Plan, if any Shares that have been optioned under an Option or Stock Purchase Right cease to be subject to such Option or Stock Purchase Right (other than through exercise of the Option or Stock Purchase Right), or if any Option granted hereunder is forfeited, or any such award otherwise terminates prior to the issuance of Common Stock to the participant, the Shares that were subject to such Option or Stock Purchase Right shall again be available for distribution in connection with future Option or Stock Purchase Right grants under the Plan. Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase Right, shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

     4.   Administration of the Plan.
          --------------------------

          (a)  Procedure.
               ---------

               (i)    Multiple Administrative Bodies.  If permitted by Rule
                      ------------------------------
16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

               (ii)   Administration With Respect to Directors and Officers
                      -----------------------------------------------------
Subject to Section 16(b).  With respect to Option or Stock Purchase Right
------------------------
grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

               (iii)  Administration With Respect to Other Persons.  With
                      --------------------------------------------
respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a

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committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

          (b)  Powers of the Administrator.  Subject to the provisions of the
               ---------------------------
Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 8(b) of the Plan;

               (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may be granted hereunder;

               (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

               (v)    to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

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               (ix)   to prescribe, amend and rescind rules and regulations
relating to the Plan;

               (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan);

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

               (xii)  to institute an Option Exchange Program;

               (xiii) to determine the terms and restrictions applicable to Options and Stock Purchase Rights and any Restricted Stock; and

               (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)  Effect of Administrator's Decision.  The Administrator's
               ----------------------------------
decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5.   Eligibility.
          -----------

          (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees.

          (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

          (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (d) Nothing in the Plan or any Option granted hereunder shall confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the

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

Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

          (e) The following limitations shall apply to grants of Options to
Employees:

              (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 Shares.

              (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.

              (iii) If an Option is canceled (other than in connection with a transaction described in Section 11), the canceled Option will be counted against the limit set forth in Section 5(e)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     6.   Term of Plan.  The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years from that date unless sooner terminated under Section 13 of the Plan.

     7.   Term of Option.  The term of each Incentive Stock Option shall be no
          --------------
more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be no more than five
(5) years from the date of grant.

     8.   Exercise Price and Consideration.
          --------------------------------

          (a) The per Share exercise price under each Option shall be such price as is determined by the Board, subject to the following:

              (i)     In the case of an Incentive Stock Option

                      (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

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                      (B) granted to any Employee, the per Share exercise
price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii) In the case of a Nonstatutory Stock Option the per Share exercise price shall be determined by the Administrator.

For purposes of this Section 8(a), in the event that an Option is amended to reduce the exercise price, the date of grant of such Option shall thereafter be considered to be the date of such amendment.

          (b) The Fair Market Value shall be determined by the Board in good faith; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

          (c) The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              (i)     cash;

              (ii)    check;

              (iii)   promissory note;

              (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

              (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

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

              (vi)    any combination of the foregoing methods of payment; or

              (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

          (d) Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

     9.   Exercise of Option.
          ------------------

          (a) Procedure for Exercise; Rights as a Stockholder. Any Option
              -----------------------------------------------
granted hereunder shall be exercisable at such times and under such conditions as determined by the Board at the time of grant, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonstatutory Stock Option pursuant to Section 5(b), the Company shall issue a separate stock certificate evidencing the Shares treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon exercise of a Nonstatutory Stock Option, and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

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

          (b) Termination of Status as an Employee or Consultant.  In the event
              --------------------------------------------------
of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company (but not in the event of a change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is determined by the Administrator, of at least thirty (30) days, with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee.  Notwithstanding the provisions of Section
              ----------------------
9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, exercise his Option to the extent he was entitled to exercise it at the date of such termination within twelve (12) months (or such shorter period as is specified in the grant) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or does not exercise such Option (to the extent exercisable) within the time specified herein, the Option shall terminate.

          (d) Death of Optionee.  Notwithstanding the provisions of Section 9(b)
              -----------------
above, in the event of the death of an Optionee:

              (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such shorter period as is specified in the grant) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable, and such Shares shall be fully vested and not subject to any repurchase option; or

              (ii) within three (3) months (or such shorter period as is in the grant) or such shorter period as may be specified at time of grant after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10.  Non-Transferability of Options.  The Option may not be sold, pledged,
          ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.  Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset
          ----------------------------------------------------------------------
          Sale or Change of Control.
          -------------------------

          (a) Changes in Capitalization.  Subject to any required action by the
              -------------------------
stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Dissolution or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          (c) Merger or Asset Sale.  In the event of a merger of the Company
              --------------------
with or into another corporation or the sale of substantially all of the assets of the Company:

              (i) Each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Any Shares subject to a repurchase option of the Company shall be exchanged for the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by the holders of the Common Stock for the successor corporation or a parent or subsidiary of such successor corporation for each Share held on the effective date of the transaction and such consideration shall, in the case of securities of the successor corporation, be subject to a repurchase option with terms consistent to the Company's repurchase option and in the case of any other property shall be subject to vesting according to the schedule for the lapse of the repurchase option.

              (ii) In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable, and such Shares shall be fully vested and not subject to any repurchase option. In the event that the successor corporation fails to assume the restricted stock purchase agreement pursuant to which the Optionee purchased unvested Shares, the Company's repurchase option shall lapse and the shares shall be fully vested. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely Common Stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     12.  Time of Granting Options.  The date of grant of an Option shall, for
          ------------------------
all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13.  Amendment and Termination of the Plan.
          -------------------------------------

          (a) Amendment and Termination.  The Board may amend or terminate the
              -------------------------
Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the stockholders of the Company in the manner described in Section 17 of the
Plan:

              (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

              (ii) any change in the designation of the class of persons eligible to be granted Options; or

              (iii) any material increase in the benefits accruing to participants under the Plan.

          (b) Stockholder Approval.  Stockholder approval shall be solicited as
              --------------------
described in Section 17 of the Plan.

          (c) Effect of Amendment or Termination.  Any such amendment or
              ----------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14.  Conditions Upon Issuance of Shares.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16.  Option Agreement.  Options shall be evidenced by written option
          ----------------
agreements in such form as the Board shall approve.

     17.  Stockholder Approval.
          --------------------

          (a) Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.

          (b) Any required approval of the stockholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (c) If any required approval by the stockholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 17(b) hereof, then the Company shall, at or prior to the first annual meeting of stockholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

              (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

              (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to stockholders.

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